As filed with the Securities and Exchange Commission on May 23, 2017

Registration No. 333-206535

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRISTOW GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	72-0679819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd.

4th Floor

Houston, Texas 77042

(713) 267-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

E. Chipman Earle

Senior Vice President, Chief Legal and Support Officer

and Corporate Secretary

2103 City West Blvd.

4th Floor

Houston, Texas 77042

(713) 267-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John D. Geddes

Andrew J. Ericksen

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002

(713) 229-1234

Exact Name of Additional Registrants	Jurisdiction of Incorporation/ Organization	I.R.S. Employer Identification Number
Bristow U.S. LLC	Louisiana	72-1412904
Bristow Alaska Inc.	Alaska	92-0048121
Bristow Helicopters Inc.	Delaware	72-0679819
BHNA Holdings Inc.	Delaware	45-5478862
Bristow Academy, Inc.	California	68-0123083
Bristow U.S. Leasing LLC	Delaware	81-3962451

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Guarantees of Debt Securities(1)
Total	$700,000,000(2)	$81,130

(1)	Bristow U.S. LLC, Bristow Alaska Inc., Bristow Helicopters Inc., BHNA Holdings Inc., Bristow Academy, Inc. and Bristow U.S. Leasing LLC may fully and unconditionally guarantee any series of debt securities of Bristow Group Inc. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
(2)	There is being registered hereunder for sale by the registrant such indeterminate number or amount of debt securities, common stock, preferred stock, warrants and guarantees of debt securities as shall have an aggregate offering price not to exceed $700,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $700,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of debt securities, common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(3)	Estimated pursuant to Rule 457(o) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-206535) of Bristow Group Inc. (the “Registrant”) is being filed because the Registrant expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2017. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 for the purpose of adding disclosure in the Registration Statement required for a registrant other than a well-known seasoned issuer.

Prospectus

Bristow Group Inc.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by Bristow U.S. LLC, Bristow Alaska, Inc., Bristow Helicopters Inc., BHNA Holdings Inc., Bristow Academy, Inc. and Bristow U.S. Leasing LLC, our wholly owned subsidiaries.

This prospectus describes some of the general terms that may apply to the securities that we may issue. We will provide the specific terms of the securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “BRS.”

Investing in these securities involves certain risks. You should consider carefully the “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2017.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”). By using a “shelf” registration process, we may offer any combination of the securities described in this prospectus in one or more offerings. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.” This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or pricing supplement, you should rely on the information in the prospectus supplement or pricing supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

Bristow Group Inc.

We are the leading global industrial aviation services provider based on the number of aircraft operated. We have a long history in industrial aviation services through Bristow Helicopters Ltd. (“Bristow Helicopters”) and Offshore Logistics, Inc., which were founded in 1955 and 1969, respectively. We have major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore energy producing regions of the world, including Australia, Brazil, Canada, Russia and Trinidad. We provide private sector search and rescue (“SAR”) services in Australia, Canada, Nigeria, Norway, Russia, Trinidad and the United States. We provide public sector SAR services in the U.K. on behalf of the Maritime & Coastguard Agency. We also provide regional fixed wing scheduled and charter services in the U.K., Nigeria and Australia through our consolidated affiliates, Eastern Airways International Limited and Capiteq Limited, operating under the name of Airnorth, respectively. These operations support our primary industrial aviation services operations in those markets, creating a more integrated logistics solution for our clients.

In fiscal year 2013, Bristow Helicopters was awarded a contract with the U.K. Department for Transport to provide public sector SAR services for all of the U.K. The contract has a phased-in transition period that began in April 2015 and continues to July 2017 and a contract length of approximately ten years.

We primarily provide industrial aviation services to a broad base of major integrated, national and independent offshore energy companies. Our clients charter our helicopters primarily to transport personnel between onshore bases and offshore production platforms, drilling rigs and other installations. To a lesser extent, our clients also charter our helicopters to transport time-sensitive equipment to these offshore locations. These clients’ operating expenditures in the production sector are the principal source of our revenue, while their exploration and development capital expenditures provide a lesser portion of our revenue. The clients for SAR services include both the oil and gas industry, where our revenue is primarily dependent on our clients’ operating expenditures, and governmental agencies, where our revenue is dependent on a country’s desire to privatize SAR and enter into long-term contracts.

In addition to our primary industrial aviation services operations, we also operate a training unit, Bristow Academy. Additionally, we have fixed wing operations in the U.K., Nigeria and Australia that create a more integrated logistics solution for our global clients and further diversify our business.

We use the pronouns “we”, “our” and “us” and the terms “Bristow Group” and the “Company” to refer collectively to Bristow Group Inc. and its consolidated subsidiaries and affiliates, unless the context indicates otherwise. We also own interests in other entities that we do not consolidate for financial reporting purposes, which we refer to as unconsolidated affiliates, unless the context indicates otherwise. Bristow Group, Bristow Aviation Holdings Limited, our consolidated subsidiaries and affiliates, and the unconsolidated affiliates are each separate corporations, limited liability companies or other legal entities, and our use of the terms “we”, “our” and “us” does not suggest that we have abandoned their separate identities or the legal protections given to them as separate legal entities. The term “you” refers to a prospective investor. Our principal executive offices are located at 2103 City West Blvd., 4th Floor, Houston, Texas, 77042. Our telephone number is (713) 267-7600. Our website address is www.bristowgroup.com. Information contained on our website does not constitute part of this prospectus.

Risk Factors

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; use of proceeds; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our clients, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes”, “belief”, “expects”, “plans”, “anticipates”, “intends”, “projects”, “estimates”, “may”, “might”, “would”, “could” or other similar words; however, all statements in this prospectus, other than statements of historical fact or historical financial results, are forward-looking statements.

Our forward-looking statements reflect our views and assumptions on the date we are filing this prospectus regarding future events and operating performance. We believe that they are reasonable, but they involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Accordingly, you should not put undue reliance on any forward-looking statements.

You should consider the following when evaluating forward-looking statements:

•	the risks and uncertainties described under “Risk Factors” in this prospectus, in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other reports filed with the SEC;

•	the possibility of political instability, war or acts of terrorism in any of the countries where we operate;

•	fluctuations in worldwide prices of and demand for oil and natural gas;

•	fluctuations in levels of oil and natural gas exploration, development and production activities;

•	fluctuations in the demand for our services;

•	the existence of competitors;

•	the existence of operating risks inherent in our business, including the possibility of declining safety performance;

•	the possibility of changes in tax and other laws and regulations;

•	the possibility that the major oil companies do not continue to expand internationally and offshore;

•	the possibility of significant changes in foreign exchange rates and controls, including as a result of voters in the U.K. approving the exit of the U.K. from the European Union;

•	general economic conditions including the capital and credit markets;

•	the possibility that we may impair our long-lived assets, including goodwill, property and equipment and investments in unconsolidated affiliates;

•	the possibility that we may be unable to defer payment on certain aircraft into future fiscal years or take delivery of certain aircraft later than initially scheduled;

•	the possibility that we may be unable to acquire additional aircraft due to limited availability or unable to exercise aircraft purchase options;

•	the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket;

•	the possibility that we or our suppliers may be unable to deliver new aircraft on time or on budget;

•	the possibility that we may be unable to obtain financing, draw on our credit facilities or enter into definitive agreements with respect to financings on terms that are favorable to us;

•	the possibility that we may lack sufficient liquidity or access to additional financing sources to continue to pay a quarterly dividend or finance contractual commitments;

•	the possibility that we may be unable to maintain compliance with debt covenants;

•	the possibility that segments of our fleet may be grounded for extended periods of time or indefinitely;

•	the possibility that we may be unable to re-deploy our aircraft to regions with greater demand;

•	the possibility that reductions in spending on aviation services by governmental agencies could lead to modifications of SAR contract terms or delays in receiving payments;

•	the possibility that clients may reject our aircraft due to late delivery or unacceptable aircraft design or operability; and

•	the possibility that we do not achieve the anticipated benefits from the addition of new-technology aircraft to our fleet.

All forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements and are only made as of the date of this prospectus. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Proceeds

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include:

•	helicopter purchases,

•	acquisitions,

•	working capital,

•	capital expenditures,

•	repayment or refinancing of debt, and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended March 31,					Nine Months Ended December 31, 2016
	2012	2013	2014	2015	2016
Ratio of Earnings to Fixed Charges	2.4x	3.1x	3.5x	2.1x	*	*

*	Earnings for fiscal year 2016 and the nine months ended December 31, 2016 were inadequate to cover fixed charges by $84.6 million and $119.1 million, respectively.

For purposes of this table, “earnings” are defined as income from continuing operations before provision for income taxes and minority interest, undistributed earnings of unconsolidated equity affiliates, amortization of capitalized interest and fixed charges, less capitalized interest. “Fixed charges” consist of interest (whether expensed or capitalized), amortization of debt issuance costs and the estimated interest portion of rental expense deemed to be representative of interest.

Description of Debt Securities

The debt securities will be senior debt securities or subordinated debt securities. We will describe in a supplement to this prospectus the specific terms of each series of debt securities being offered. The debt securities will be issued under a senior indenture or a subordinated indenture. The forms of these indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Bristow Group Inc. The senior debt securities will rank equally with any of the other senior and unsubordinated debt of Bristow Group Inc. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued in the form of temporary or permanent global securities held by an initial depositary and security custodian, if any, on behalf of holders;

•	the manner in which any interest payable on a temporary global security on any interest payment date will be paid if other than in the manner provided in the applicable indenture;

•	the date or dates on which the principal of and premium (if any) on the debt securities is payable or the method of determination thereof;

•	the rate or rates, or the method of determination thereof, at which the debt securities will bear interest, if any, whether and under what circumstances additional amounts with respect to such debt securities will be payable, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the record date for the interest payable on any debt securities on any interest payment date, or if other than provided in the applicable indenture, the person to whom any interest on the debt securities will be payable;

•	the place or places where the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities will be payable;

•	any terms upon which the debt securities may be redeemed, in whole or in part, at our option, and the manner in which we must exercise such option;

•	whether the debt securities are entitled to the benefits of any guarantee of any subsidiary guarantor, the identity of any such subsidiary guarantors and any terms of such guarantee with respect to the debt securities different from those set forth in the applicable indenture;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any debt securities will be issuable;

•	if other than dollars, the currency or currencies (including composite currencies) or the form, including our securities or property, in which payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities will be payable;

•	if the principal of, premium (if any) or interest on or any additional amounts with respect to the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies (including composite currencies) other than that in which the debt securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of, premium (if any) and interest on and any additional amounts with respect to such debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•	if the amount of payments of principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts will be determined;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	any additional means of satisfaction and discharge of the applicable indenture and any additional conditions or limitations to discharge with respect to the debt securities and the related guarantees, if any, or any modifications of or deletions from such conditions or limitations;

•	any deletions or modifications of or additions to the events of default or covenants applicable to us or any subsidiary guarantor pertaining to the debt securities;

•	any restrictions or other provisions with respect to the transfer or exchange of the debt securities, which may amend, supplement, modify or supersede those contained in the applicable indenture;

•	if the debt securities are to be convertible into or exchangeable for capital stock or any other securities, the terms and conditions for such conversion or exchange; and

•	any other terms of the debt securities (which terms shall not be prohibited by the provisions of the applicable indenture).

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

U.S. Bank National Association, is the trustee under the senior indenture and the subordinated indenture. U.S. Bank National Association and its affiliates may perform certain commercial banking services for us from time to time for which they receive customary fees.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•	our failure, or, if the series of debt securities is entitled to the benefits of a guarantee, the failure of any subsidiary guarantor, to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us or any of our subsidiary guarantors or significant subsidiaries;

•	the guarantee of any subsidiary guarantor of a certain series of debt securities ceasing to be in full force and effect with respect to such series or being declared null and void in a judicial proceeding or the denial of any subsidiary guarantor of its obligations under the applicable indenture or guarantee; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 30 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company, any subsidiary guarantor or any significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture or related guarantee only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 15 days in the case of the senior indenture and 60 days in the case of the subordinated indenture after receipt of the request and offer of indemnity; and

•	during that 15-day or 60-day period, as applicable, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for security or indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Description of Guarantees of the Debt Securities

If specified in the applicable prospectus supplement, one or more of our subsidiaries Bristow U.S. LLC, Bristow Alaska Inc., Bristow Helicopters Inc., BHNA Holdings Inc., Bristow Academy, Inc. or Bristow U.S. Leasing LLC will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Description of Capital Stock

The following description of our common stock, our preferred stock, our restated certificate of incorporation and our amended and restated bylaws are summaries thereof and are qualified by reference to our restated certificate of incorporation and our amended and restated bylaws. For more detail, please see our restated certificate of incorporation and our amended and restated bylaws, and the amendments thereto, each of which is incorporated herein by reference.

General

We are authorized to issue 90,000,000 shares of common stock, par value $.01 per share, and 8,000,000 shares of preferred stock, par value $.01 per share. We are authorized to issue capital stock in certificated or uncertificated form.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Our bylaws provide that the vote required for approval or ratification of an item of business at a meeting of stockholders will be a majority of the votes cast on the matter, voted for or against. Our common stock has non-cumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of directors will not be able to elect any directors. Subject to any preferential rights of any outstanding shares of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time-to-time at the discretion of the board of directors out of funds legally available therefore. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision of all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase additional shares of our capital stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other of our securities. Our common stock is subject to certain restrictions and limitations on ownership by non-U.S. citizens. See “— Certificate of Incorporation and Bylaws — Foreign Ownership and Control.”

Computershare is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “BRS.”

Preferred Stock

The rights of holders of common stock are subject to the rights of holders of any preferred stock. Our board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it.

Among the specific matters that may be determined by the board of directors, and may be included in any prospectus supplement relating to any series of preferred stock we are offering, are the following:

•	the number of shares that will constitute any such series and whether the number of shares may be increased or decreased by action of our board of directors;

•	whether the shares of any such series will be convertible into or exchangeable for shares of stock of any other class or classes or shares of any other series of the same class;

•	the price or prices, or the rate or rates, of conversion if our board of directors determines that the shares of any such series will be convertible;

•	any limitations or restrictions to be effective while any shares of any such series are outstanding upon the payment of dividends or the making of other distributions or upon the acquisition in any manner by the Company or any of our subsidiaries of any of the shares of the Company’s common, preferred or other class or classes of stock;

•	any conditions or any restrictions upon the creation of indebtedness of the Company or any of our subsidiaries or upon the issuance of any additional stock of any kind while the shares of any series are outstanding;

•	the annual rate of dividends, if any, payable on the shares of any such series and the conditions upon which such dividends will be payable;

•	whether dividends, if authorized, will be cumulative and, if so, the date from which such dividends will be cumulative;

•	voting rights, if any;

•	when and at what price or prices (whether in cash or in debentures of the Company) the shares of any such series will be redeemable or, at the option of the Company, exchangeable or both;

•	whether the shares of any such series will be subject to the operation of any purchase, retirement or sinking fund or funds and, if so, the terms and provisions relative to the operation of any such fund or funds; and

•	the amount payable on the shares of any such series in the event of voluntary liquidation, dissolution or winding up of the affairs of the Company; and any other powers, preferences and relative, participating, option and other special rights, and any qualifications, limitations and restrictions thereof.

Our board of directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series of which no shares thereof have been issued. We will file the form of preferred stock with the SEC before issuance, and you should read the form of preferred stock for provisions that may be important to you. Our preferred stock is subject to certain restrictions and limitations on ownership by non-U.S. citizens. See “— Certificate of Incorporation and Bylaws — Foreign Ownership and Control.”

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of the Company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the Board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the Board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

Certificate of Incorporation and Bylaws

Stockholder Meetings

Our bylaws provide that special meetings of our stockholders may be called only by our president or by a resolution of our directors.

Stockholder Action by Written Consent

Our bylaws allow stockholders to take corporate action by written consent without a meeting if a stockholder of record provides timely notice to our corporate secretary requesting our Board to set a record date. The Board is then required to set a record date within 10 days of receipt of notice.

Majority Vote Requirement

Our bylaws provide that the Board will nominate for election as director only those candidates who submit an irrevocable letter of resignation that would be deemed effective upon such nominee failing to receive more votes cast for than against his or her election or re-election at the next meeting of the stockholders of the Company.

Certain Limitations on Stockholder Actions

Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

In order to bring a proposal before an annual meeting of stockholders, our bylaws require that a stockholder deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing detailed information.

Our bylaws provide that only such business may be conducted at a special meeting of stockholders as has been brought before the meeting by the Company’s notice of meeting. Nominations of persons for election to our board of directors may be made at a special meeting by our board of directors or, provided that our board has determined that directors will be elected at such meeting, by our stockholders. In order to nominate a person for election to our board of directors at a special meeting of stockholders, a stockholder must deliver timely notice of such nomination to our corporate secretary. Such notice must contain detailed information with respect to notices of nomination of persons for election to our board of directors at annual meetings of stockholders.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not earlier than the close of business on the 120th day prior to and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to the annual meeting or, if our first public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which we first publicly announce the date of such meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not earlier than the close of business on the 120th day prior to and not later than the close of business on the later of the 90th day prior to such special meeting or, if our first public announcement of the date of the special meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which we first publicly announce the date of such meeting.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as a result of any of the following:

•	any breach of the director’s duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Furthermore, our certificate of incorporation provides that, if the Delaware General Corporation Law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the extent permitted by the Delaware General Corporation Law, as then amended.

Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of the Company against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will pay such expenses in advance of the final disposition of such action only when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment. We have entered into indemnification agreements with each of our directors that provide that we will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under Delaware law and our bylaws.

Foreign Ownership and Control

We are subject to the Federal Aviation Act, under which our aircraft may be subject to deregistration, and we may lose our ability to operate within the United States, if persons other than citizens of the United States should come to own or control more than 25% of our voting interest. Consistent with the requirements of the Federal Aviation Act, our certificate of incorporation, as amended, provides that persons or entities that are not “citizens of the United States” (as defined in the Federal Aviation Act) will not collectively own or control more than 25% of the voting power of our outstanding capital stock (the “Permitted Foreign Ownership Percentage”) and that, if at any time persons that are not citizens of the United States nevertheless collectively own or control more than the Permitted Foreign Ownership Percentage, the voting rights of our outstanding voting capital stock in excess of the Permitted Foreign Ownership Percentage owned by certain stockholders who are not citizens of the United States will automatically be suspended. These voting rights will be suspended in reverse chronological order by date of registry until the number of voting shares held by persons that are not citizens of the United States is less than or equal to the Permitted Foreign Ownership Percentage. Our certificate of incorporation, as amended, further authorizes us to redeem any such suspended shares to the extent necessary for us to comply with any present or future requirements of the Federal Aviation Act.

Our bylaws provide that at least two-thirds of our board of directors must be citizens of the United States and that a person that is not a citizen of the United States is not eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not citizens of the United States and are candidates for election as a director at the same time, would cause less than two-thirds of our board of directors to be citizens of the United States.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prohibits an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Under our bylaws, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice and consented to these provisions of our bylaws.

Description of Warrants

We may issue warrants to purchase debt securities, common stock, preferred stock, rights or other securities of the Company or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any restrictions or other provisions relating to the transfer or exchange of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Other than the common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

Legal Matters

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, our outside counsel. Davis Wright Tremaine LLP, Anchorage, Alaska, will pass upon certain matters relating to Alaska law. Phelps Dunbar LLP, New Orleans, Louisiana, will pass upon certain matters relating to Louisiana law. Any underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

Experts

The consolidated financial statements of Bristow Group Inc. and its subsidiaries as of March 31, 2016 and 2015, and for each of the years in the three-year period ended March 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended June 30, 2016 and 2015, September 30, 2016 and 2015 and December 31, 2016 and 2015, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016, and incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any other document we file with the SEC at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on our website at http://www.bristowgroup.com. However, the information on our website does not constitute a part of this prospectus. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “BRS.”

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of or incorporated by reference into the registration statement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modified or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and future filings we make with the SEC (File No. 001-31617) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference) after the effectiveness of this registration statement and until the termination of offerings under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, which was filed with the SEC on May 27, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016, which we filed with the SEC on August 4, 2016, November 3, 2016 and February 2, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 25, 2016, June 9, 2016, June 16, 2016, June 28, 2016, July 5, 2016, July 15, 2016, August 4, 2016, September 19, 2016, October 5, 2016 November 14, 2016, February 2, 2017 and March 7, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 7, 2003, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide, at no charge, to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all documents that have been incorporated by reference into this prospectus. Requests for copies of any such document should be made by written or oral request to:

Bristow Group Inc.

2103 City West Blvd., 4th Floor

Houston, Texas 77042

Attention: Corporate Secretary

Telephone number is (713) 267-7600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

All expenses in connection with the offering described in this registration statement will be paid by us. Such expenses are estimated as follows:

SEC registration fee		$81,130
Printing expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee fees and expenses		*
Rating agency fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of each of Bristow Group Inc., Bristow Helicopters Inc. and BHNA Holdings Inc. provides that, to the fullest extent of Delaware law, none of its directors will be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The certificate of incorporation and bylaws of each of Bristow Group Inc., Bristow Helicopters Inc. and BHNA Holdings Inc. authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. Bristow Group Inc., Bristow Helicopters Inc. and BHNA Holdings Inc. will maintain, at their respective expense, insurance policies that insure their respective officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities. In addition, Bristow Group Inc. has entered into indemnification agreements with each of its directors that provide that it will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under Delaware law and our bylaws.

Article VI of the bylaws of Bristow Alaska Inc. provides that each director, member of a committee, officer, agent and employee of the corporation, and each former director, member of a committee, officer, agent and employee of the corporation, and any person who may have served at its request as a director, officer, agent or employee of another corporation in which it is a creditor, and his heirs, and personal representative shall be indemnified by the corporation against all loss or damage suffered and all costs and expenses imposed upon or incurred by him in connection with or arising out of any action, suit or proceedings, (whether civil or criminal in nature) in which he may be involved, to which he may be a party by reason of being or having been (or his personal representative or estate having been) such director, member of a committee, officer, agent or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of his duty. Article VI of the bylaws of Bristow Alaska Inc. also provides that no person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith, as a director, member of a committee or officer of the corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, and Alaska law provides that a corporation must indemnify a director, officer, employee, or agent of the corporation who has been successful on the merits or otherwise in defense of an action or proceeding against expenses and attorney fees, actually and reasonably incurred in connection with the defense.

With respect to Bristow U.S. LLC, a Louisiana limited liability company, Section 1314 of the Louisiana Limited Liability Company Law provides that a member or manager: (i) is protected in discharging his duties in relying in good faith upon specified records, opinions and other information, unless he has knowledge that makes such reliance unwarranted; (ii) will not be liable for any action taken on behalf of the company if he performed the duties of his office in compliance with Section 1314; (iii) will not be personally liable to the company or its members for monetary damages unless he engaged in grossly negligent conduct or conduct that demonstrates a greater disregard of the duty of care than gross negligence; (iv) in making business judgments, fulfills his duty by making such judgments in good faith, if he does not have a conflict of interest with respect to the business judgment, is informed with respect to the subject of the business judgment to the extent the member or manager reasonably believes to be appropriate under the circumstances and rationally believes that the judgment is in the best interests of the company and its members. Section 1314 further provides that a person alleging a breach of the duty owed by a member or manager to a company has the burden of proving the alleged breach of duty, including the inapplicability of specified provisions of Section 1314 as to the fulfillment of the duty, and, in a damage action, the burden of proving that the breach was the legal cause of damage suffered by the company.

Section 317 of the California Corporations Code (the “California Code”) authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred in connection therewith.

Section 204 of the California Code provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The articles of incorporation of Bristow Academy, Inc. eliminate the liability of each of its directors for monetary damages to the fullest extent permissible under California law. The articles of incorporation further authorize Bristow Academy, Inc. to provide indemnification to the officers and directors of the corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Code. The bylaws of Bristow Academy, Inc. also provide for similar indemnification of its officers and directors to the maximum extent permitted by California law. The bylaws of Bristow Academy, Inc. require that the corporation advance to each director or officer the expenses incurred in defending any proceeding prior to the final disposition of such proceeding, subject to the requirements of the California Code governing such advancements of expenses.

Article VI of the bylaws of Bristow Academy, Inc. also provides that the corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the California Code.

Article 12 of the limited liability company agreement of Bristow U.S. Leasing LLC provides that neither the member nor any manager, officer, authorized person, employee or agent of the company nor any employee, representative, agent or affiliate of the member shall be liable to the company, or any other person or entity who has an interest in the company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement of Bristow U.S. Leasing LLC, except that such person shall be liable for any such loss, damage or claim incurred by reason of the such person’s willful misconduct. To the fullest extent permitted by applicable law, each such person shall be entitled to indemnification from the company for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement of Bristow U.S. Leasing LLC, except that neither the member nor any other person covered under Section 12 of the limited liability agreement of Bristow U.S. Leasing LLC shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 12 of the limited liability agreement of Bristow U.S. Leasing LLC shall be provided out of and to the extent of company assets only, and the member shall not have personal liability on account thereof.

Item 16.	Exhibits

			Incorporated by Reference to
	Exhibits		Registration or File Number	Form or Report	Date	Exhibit Number

(3)	Articles of Incorporation and By-laws

	(1)	Delaware Restated Certificate of Incorporation for Bristow Group Inc. dated August 2, 2007	001-31617	10-Q	August 2, 2007	3(1)

	(2)	Amended and Restated By-laws for Bristow Group Inc.	001-31617	8-K	March 10, 2014	3.1

	(3)	Articles of Organization of Air Logistics, L.L.C., dated October 6, 1997	333-107148	S-4	July 18, 2003	3.12

	(4)	Articles of Amendment to Articles of Organization of Air Logistics, L.L.C., dated January 13, 2010 (changing name to Bristow U.S. LLC)	333-183816	S-3	September 11, 2012	3.4

	(5)	Amended and Restated Operating Agreement of Bristow U.S. LLC, dated January 13, 2010	333-183816	S-3	September 11, 2012	3.5

	(6)	Articles of Incorporation of Air Logistics of Alaska, Inc., dated November 26, 1974, as amended	333-107148	S-4	July 18, 2003	3.14

	(7)	Articles of Amendment to Articles of Incorporation of Air Logistics of Alaska, Inc., dated February 8, 2010 (changing name to Bristow Alaska Inc.)	333-183816	S-3	September 11, 2012	3.7

	(8)	Bylaws of Air Logistics of Alaska, Inc., dated January 2, 1975	333-107148	S-4	July 18, 2003	3.15

	(9)	Certificate of Incorporation of Airlog International, Ltd. dated July 13, 2002	333-147690	S-4	November 28, 2007	3.7

	(10)	Certificate of Amendment to Certificate of Incorporation of Airlog International, Ltd., dated January 20, 2010 (changing name to Bristow Helicopters Inc.)	333-183816	S-3	September 11, 2012	3.10

	(11)	Bylaws of Bristow Helicopters Inc., dated November 3, 2010	333-206535	S-3	August 24, 2015	3.11

	(12)	Certificate of Incorporation of BHNA Holdings Inc., dated May 22, 2012	333-183816	S-3	September 11, 2012	3.12

	(13)	Bylaws of BHNA Holdings Inc.	333-183816	S-3	September 11, 2012	3.13

	(14)†	Articles of Incorporation of Helicopter Adventures, Inc., dated January 30, 1987

	(15)†	Certificate of Amendment of Articles of Incorporation of Helicopter Adventures, Inc., dated April 30, 1988

	(16)†	Certificate of Amendment of Articles of Incorporation of Helicopter Adventures, Inc., dated April 26, 2007 (changing name to Bristow Academy, Inc.)

	(17)†	Bylaws of Helicopter Adventures, Inc.

	(18)†	Amendment of By-laws of Helicopter Adventures, Inc., dated March 2, 1988

	(19)†	Certificate of Formation of Bristow U.S. Leasing LLC, dated September 20, 2016

Incorporated by Reference to
Exhibits		Registration or File Number	Form or Report	Date	Exhibit Number

(20)†	Limited Liability Company Agreement of Bristow U.S. Leasing LLC, dated September 20, 2016

Incorporated by Reference to
	Exhibits		Registration or File Number	Form or Report	Date	Exhibit Number

(4)	Instruments defining the rights of security holders including indentures

	(1)	Indenture, dated June 17, 2008, among Bristow Group Inc., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the senior debt securities	001-31617	8-K	June 17, 2008	4.1

	(2)	Form of indenture relating to the subordinated debt securities	333-151519	S-3	June 9, 2008	4(2)

(5.1)†	Opinion of Baker Botts L.L.P.

(5.2)*	Opinion of Phelps Dunbar LLP

(5.3)*	Opinion of Davis Wright Tremaine LLP

(12)†	Statement re Computation of Ratios

(15.1)†	Awareness Letter of KPMG LLP

(23)	(1)†	Consent of KPMG LLP

	(2)†	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

	(3)*	Consent of Phelps Dunbar LLP (included in Exhibit 5.2)

	(4)*	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.3)

(24)*	Power of Attorney

(25)*	Statement of Eligibility of Trustee with respect to the senior debt securities

†	Filed herewith.
*	Previously filed.

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby or (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

We will file any Statement of Eligibility and Qualification under the Trust Indenture Act of the applicable trustee as a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 17.	Undertakings

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 23, 2017.

BRISTOW GROUP INC.
(Registrant)

By:	/s/ L. Don Miller
L. Don Miller
Senior Vice President and
Chief Financial Officer

BRISTOW ALASKA INC.
(Subsidiary Guarantor)

By:	/s/ Joseph A. Baj
Joseph A. Baj
Vice President and Treasurer

BRISTOW U.S. LLC
(Subsidiary Guarantor)

By:	/s/ Joseph A. Baj
Joseph A. Baj
Manager

BRISTOW HELICOPTERS INC.
(Subsidiary Guarantor)

By:	/s/ Joseph A. Baj
Joseph A. Baj
Vice President and Treasurer

BHNA HOLDINGS INC.
(Subsidiary Guarantor)

By:	/s/ Joseph A. Baj
Joseph A. Baj
Vice President and Treasurer

BRISTOW ACADEMY, INC.
(Subsidiary Guarantor)

By:	/s/ Joseph A. Baj
Joseph A. Baj
Vice President and Treasurer

BRISTOW U.S. LEASING LLC
(Subsidiary Guarantor)

By:	/s/ Joseph A. Baj
Joseph A. Baj
Manager

BRISTOW GROUP INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Jonathan E. Baliff Jonathan E. Baliff	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ L. Don Miller L. Don Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian J. Allman Brian J. Allman	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Thomas N. Amonett	Director

* Lori A. Gobillot	Director

* Ian A. Godden	Director

* David C. Gompert	Director

* A. William Higgins	Director

* Stephen A. King	Director

* Thomas C. Knudson	Chairman of the Board and Director

* Mathew Masters	Director

* Biggs C. Porter	Director

* Bruce H. Stover	Director

/s/ E. Chipman Earle * By: E. Chipman Earle (Attorney-in-Fact)

BRISTOW ALASKA INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Joseph A. Baj Joseph A. Baj	Director

/s/ Robert Phillips Robert Phillips	Director

/s/ L. Don Miller L. Don Miller	Director

BRISTOW U.S. LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Joseph A. Baj Joseph A. Baj	Manager

/s/ Samantha Willenbacher Samantha Willenbacher	Manager

/s/ L. Don Miller L. Don Miller	Manager

BRISTOW HELICOPTERS INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Joseph A. Baj Joseph A. Baj	Director

/s/ Brian J. Allman Brian J. Allman	Director

/s/ L. Don Miller L. Don Miller	Director

BHNA HOLDINGS INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Joseph A. Baj Joseph A. Baj	Director

/s/ Brian J. Allman Brian J. Allman	Director

/s/ L. Don Miller L. Don Miller	Director

BRISTOW ACADEMY, INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Joseph A. Baj Joseph A. Baj	Director

/s/ Robert Phillips Robert Phillips	Director

/s/ Todd A. Smith Todd A. Smith	Director

/s/ John Cloggie John Cloggie	Director

BRISTOW U.S. LEASING LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 23, 2017.

Signature	Title

/s/ Joseph A. Baj Joseph A. Baj	Manager

/s/ Brian J. Allman Brian J. Allman	Manager

/s/ L. Don Miller L. Don Miller	Manager

EXHIBIT INDEX

			Incorporated by Reference to
	Exhibits		Registration or File Number	Form or Report	Date	Exhibit Number

(3)	Articles of Incorporation and By-laws

	(1)	Delaware Restated Certificate of Incorporation for Bristow Group Inc. dated August 2, 2007	001-31617	10-Q	August 2, 2007	3(1)

	(2)	Amended and Restated By-laws for Bristow Group Inc.	001-31617	8-K	March 10, 2014	3.1

	(3)	Articles of Organization of Air Logistics, L.L.C., dated October 6, 1997	333-107148	S-4	July 18, 2003	3.12

	(4)	Articles of Amendment to Articles of Organization of Air Logistics, L.L.C., dated January 13, 2010 (changing name to Bristow U.S. LLC)	333-183816	S-3	September 11, 2012	3.4

	(5)	Amended and Restated Operating Agreement of Bristow U.S. LLC, dated January 13, 2010	333-183816	S-3	September 11, 2012	3.5

	(6)	Articles of Incorporation of Air Logistics of Alaska, Inc., dated November 26, 1974, as amended	333-107148	S-4	July 18, 2003	3.14

	(7)	Articles of Amendment to Articles of Incorporation of Air Logistics of Alaska, Inc., dated February 8, 2010 (changing name to Bristow Alaska Inc.)	333-183816	S-3	September 11, 2012	3.7

	(8)	Bylaws of Air Logistics of Alaska, Inc., dated January 2, 1975	333-107148	S-4	July 18, 2003	3.15

	(9)	Certificate of Incorporation of Airlog International, Ltd. dated July 13, 2002	333-147690	S-4	November 28, 2007	3.7

	(10)	Certificate of Amendment to Certificate of Incorporation of Airlog International, Ltd., dated January 20, 2010 (changing name to Bristow Helicopters Inc.)	333-183816	S-3	September 11, 2012	3.10

	(11)	Bylaws of Bristow Helicopters Inc., dated November 3, 2010	333-206535	S-3	August 24, 2015	3.11

	(12)	Certificate of Incorporation of BHNA Holdings Inc., dated May 22, 2012	333-183816	S-3	September 11, 2012	3.12

	(13)	Bylaws of BHNA Holdings Inc.	333-183816	S-3	September 11, 2012	3.13

	(14)†	Articles of Incorporation of Helicopter Adventures, Inc., dated January 30, 1987

	(15)†	Certificate of Amendment of Articles of Incorporation of Helicopter Adventures, Inc., dated April 30, 1988

	(16)†	Certificate of Amendment of Articles of Incorporation of Helicopter Adventures, Inc., dated April 5, 2007 (changing name to Bristow Academy, Inc.)

	(17)†	Bylaws of Helicopter Adventures, Inc.

	(18)†	Amendment of By-laws of Helicopter Adventures, Inc., dated March 2, 1988

	(19)†	Certificate of Formation of Bristow U.S. Leasing LLC, dated September 20, 2016

Incorporated by Reference to
Exhibits		Registration or File Number	Form or Report	Date	Exhibit Number

(20)†	Limited Liability Company Agreement of Bristow U.S. Leasing LLC, dated September 20, 2016

Incorporated by Reference to
	Exhibits		Registration or File Number	Form or Report	Date	Exhibit Number

(4)	Instruments defining the rights of security holders including indentures

	(1)	Indenture, dated June 17, 2008, among Bristow Group Inc., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the senior debt securities	001-31617	8-K	June 17, 2008	4.1

	(2)	Form of indenture relating to the subordinated debt securities	333-151519	S-3	June 9, 2008	4(2)

(5.1)†	Opinion of Baker Botts L.L.P.

(5.2)*	Opinion of Phelps Dunbar LLP

(5.3)*	Opinion of Davis Wright Tremaine LLP

(12)†	Statement re Computation of Ratios

(15.1)†	Awareness Letter of KPMG LLP

(23)	(1)†	Consent of KPMG LLP

	(2)†	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

	(3)*	Consent of Phelps Dunbar LLP (included in Exhibit 5.2)

	(4)*	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.3)

(24)*	Power of Attorney

(25)*	Statement of Eligibility of Trustee with respect to the senior debt securities

†	Filed herewith.
*	Previously filed.

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby or (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

We will file any Statement of Eligibility and Qualification under the Trust Indenture Act of the applicable trustee as a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.